UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NEW DRAGON ASIA CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given that on December 14, 2005, we sought and obtained the written consent, in lieu of a meeting of stockholders, of the holder of 70.6 % of our outstanding voting stock, approving the terms of a proposed private placement involving the potential issuance, at below market price, of greater than 19.99% of our shares of Class A Common Stock outstanding immediately prior to the private placement. The terms of the private placement are described in the attached Information Statement.

You are encouraged to carefully read the Information Statement, including the appendices, for further information regarding these actions. In accordance with Rule 14c-2, the majority stockholder’s approval of the action described herein will be deemed ratified and effective at a date that is at least 20 days after the date the Definitive Information Statement has been mailed or furnished to our stockholders. The Definitive Information Statement is first being mailed or furnished to stockholders on or about January      , 2006.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 607.0704 of the Florida Business Corporation Act.

By Order of the Board of Directors

January , 2006

INFORMATION STATEMENT

OF

NEW DRAGON ASIA CORP.

Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen, PRC 518048

THIS PRELIMINARY INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
NEW DRAGON ASIA CORP.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

This Preliminary Information Statement is being mailed or furnished to the stockholders of New Dragon Asia Corp., a Florida corporation (the “Company”), in connection with the authorization of the potential issuance in a private placement, at below market price, of greater than 19.99% of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), outstanding immediately prior to the date of the private placement (described below) by the written consent, dated December 14, 2005, of New Dragon Asia Food Ltd., (the “Majority Stockholder”), which was sought and obtained in order to comply with Section 713 of the American Stock Exchange Company Guide.

The Majority Stockholder held 34,823,954 shares of Common Stock, or approximately 70.6% of the outstanding voting stock, on the date its consent was obtained. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have already been obtained and this Information Statement is being furnished to you for information purposes only as required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Definitive Information Statement is first being mailed or furnished to the stockholders of the Company on or about January      , 2006. December 14, 2005 has been fixed as the record date for the determination of stockholders entitled to receive this Information Statement.

ACTIONS BY THE BOARD OF DIRECTORS AND
THE MAJORITY STOCKHOLDER

The Private Placement

On December 2, 2005, the Board of Directors of the Company (the “Board of Directors”) convened a meeting and discussed and duly approved the proposed sale of the securities described below on the terms discussed herein (the “Private Placement”). A copy of the minutes of the Board of Directors approving the terms of the Private Placement is attached hereto as Appendix A. On December 14, 2005, the Company sought and obtained the Majority Stockholder’s approval of the terms of the Private Placement in light of the potential issuance, at below market price, of greater than 19.99% of the shares of Common Stock outstanding immediately prior to the Private Placement. Such approval was required in order to comply with Section 713 of the American Stock Exchange Company Guide. A copy of the Majority Stockholder’s written consent is attached hereto as Appendix B. The Company’s Chairman, Heng Jing Lu, has sole voting and dispositive power over the shares of Common Stock of the Company held by the Majority Stockholder.

On December 22, 2005, the Company entered into, among other agreements, a Securities Purchase Agreement (the “SPA”) between the Company and certain institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued, for an aggregate principal amount of $9,500,000, (i) 9,500 shares of Series B 7% Convertible Preferred Stock (the “Preferred Stock”) initially convertible into 5,937,500 shares of Common Stock, and (ii) warrants to purchase 2,968,750 shares of Common Stock at an exercise price equal to $1.76 per share (the “Warrants”).

Certain terms of the Preferred Stock and the Warrants approved by the Board of Directors of the Company and the Majority Stockholder in connection with the Private Placement are set forth below under the heading, “Approval of the Terms of the Private Placement.”

GENERAL

The Definitive Information Statement is first being mailed or furnished to stockholders on or about January , 2006, and the approval by the Majority Stockholder of the potential issuance in the Private Placement of greater than 19.99% of the Company’s outstanding shares of Common Stock, at below market price, discussed herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - FLORIDA LAW

Florida Business Corporation Act Section (“FS”) 607.0704 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to accomplish the purposes as hereafter described, the Company’s Board of Directors sought, and did in fact obtain, the written consent of the Majority Stockholder, the holder of a majority in interest of the Company’s outstanding voting stock, which voting stock is comprised of the Common Stock.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

As of December 14, 2005, there were 49,322,291 shares of the Common Stock of the Company issued and outstanding. Each holder of the Common Stock is entitled to one vote for each share held by such holder. The Majority Stockholder held an aggregate of 34,823,954 shares of the Class A Common Stock, or 70.6% of the voting stock outstanding, on such date. Holders of the Common Stock have no preemptive rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of December 14, 2005, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of December 14, 2005, there were 49,322,291 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
New Dragon Asia Food Ltd. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048	34,823,954		70.6%
Heng Jing Lu† Chairman	34,823,954	(1)	70.6	%(1)
Li Xia Wang† Director and Chief Executive Officer	-0-		*
Ling Wang† Director and Vice President	-0-	(2)	*	(2)
Zhi Yong Jiang† Director	-0-		*
De Lin Yang† Director	-0-		*
Qi Xue† Director	-0-		*
Feng Ju Chen† Director	-0-		*
Peter Mak† Chief Financial Officer	1,000,000	(3)	1.9	% (3)
All Directors and Executive Officers (8 people)	35,823,954		71.1%

* Less than one percent.

† Address of referenced person is c/o New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048.

(1) Represents shares owned by New Dragon Asia Food Ltd. Ms. Ling Wang, our Vice President and a director, is the holder of record of 100% of the equity interests of Long Feng Food Overseas Ltd. ("Long Feng"), which in turn owns 100% of the equity interests of New Dragon Pacific Holding Ltd., which in turn holds 100% of the equity interests of New Dragon Asia Food Ltd. By virtue of an understanding with Ms. Wang, Mr. Lu has sole voting and dispositive control over the shares of Long Feng and, accordingly, has sole voting and dispositive control of the shares held by New Dragon Asia Food Ltd.

(2) Represents shares owned by New Dragon Asia Food Ltd. By virtue of an oral understanding between Ms. Wang and Mr. Lu, Mr. Lu has sole voting and dispositive control over the shares of Long Feng and, accordingly, has sole voting and dispositive control of the shares held by New Dragon Asia Food Ltd. Ms. Wang disclaims beneficial ownership of any equity interests of Long Feng and New Dragon Asia Food Ltd.

(3) Represents shares underlying immediately exercisable options, which includes options exercisable for 400,000 shares at an exercise price of $1.00 per share pursuant to an option granted on November 2, 2004, and options exercisable for 600,000 shares at an exercise price of $1.20 per share pursuant to an option granted on June 22, 2005.

Approval of the Terms of the Private Placement

The following terms of the proposed Private Placement were duly approved by the Company’s Board of Directors and the Majority Stockholder prior to the Company’s execution of the SPA with the Investors.

Private Placement:	$10 million of Convertible Preferred Stock (the “Preferred Stock”).

Investors:	Midsummer Investment, Ltd. and a small number of Qualified Institutional Buyers/Accredited Investors approved by the Company.

Closing Date:	Expected within three weeks after the signing of a term sheet by the Company and the Investor.

Closing Price:
The Closing Price will be the average of the daily volume weighted average price (“VWAP”) of the Company’s common stock (“Common Stock”) for each of the 10 trading days immediately preceding the Closing Date.

Issue Price:
The Issue Price for each Preferred Share shall be 105% of the Closing Price. The Investor may elect to convert the stated value of Preferred Stock into Common Stock at any time following the Closing Date.

Preferred Dividend:
7% annual rate, payable quarterly in arrears in cash or, subject to standard Equity Conditions (see below), in Common Stock, at the Company’s option. If the Company elects to pay the Preferred Dividend in stock, it must deliver a written notice to that effect to the Investors at least 20 trading days prior to the date set for payment of the Dividend. Common Stock delivered in payment of Dividends will be valued at 95% of the average of each of the VWAPs for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the Dividend.

Maturity:
Any unconverted and non-redeemed Preferred Stock (plus accrued Dividends) outstanding on the fifth anniversary of the Closing Date will be redeemed on that date in cash at a price equal to the stated value of Preferred Stock outstanding plus all accrued but unpaid Dividends thereon.

Amortization:
Beginning at the end of the 24th month following closing and on each third monthly anniversary of that date (quarterly) thereafter, the Company shall redeem 1/13th of the face value of the Preferred Stock (each, an “Amortization Payment”) in either cash or Common Stock, at the option of the Company. For each Amortization Payment that the Company elects to pay in stock, it must deliver a written notice to that effect to the Investors at least 20 trading days prior to the date set for that Amortization Payment. Common Stock delivered in payment of Amortization will be valued at 90% of the average of each of the daily VWAPs for the 20 trading day period immediately preceding the Amortization date. Amortization Payments in Common Stock will only be permitted if the Equity Conditions are met (see below).

Forced Conversion:
Subject to Equity Conditions, the Company shall have the right but not the obligation to force the Investors to convert any outstanding Preferred Stock into the Company’s Common Stock at the Issue Price if the daily VWAP of the Company's Common Stock exceeds 300% of the Closing Price for each of 20 consecutive trading days.

Warrants:
Warrants for 50% of the number of shares of Common Stock that the stated value of Preferred Stock would buy at the Closing Price will be issued to the Investors. The Warrants shall have an exercise price of 115% of the Closing Price. The Warrants shall have a 6 year term.

Registration:
The Company shall file to register the underlying common shares within 30 days of the Closing Date and make its best efforts to have the Registration declared effective at the earliest date. If the registration statement is not filed as indicated above or declared effective within 90 days following the date by which the Company is required to file the registration statement in accordance with the preceding sentence (or 120 days in the event of a regulatory review), then the Company will have to pay to the Investors liquidated damages equal to 2% per month of the face value of the Preferred Stock issued.

In addition, the Investors acknowledge that New Dragon Asia Food Ltd. will have the right to register up to three (3) million shares of common stock under the same registration statement provided that the Investors and New Dragon Asia Food Ltd. reach agreement on the marketing and selling of these shares.

Anti-dilution:
In the event the Company issues at any time while Preferred Stock are still outstanding Common Stock or any type of securities giving right to Common Stock at a price below the Issue Price, the Investor shall be extended full-ratchet anti-dilution protection on the Preferred Stock and the Warrants.

Equity Conditions:	The Equity Conditions are the following:

•	The Company shall have honored all conversions and exchanges to date;
•	There is an effective Registration Statement;
•	The Common Stock is listed for trading on Principal Market;
•	There are a sufficient number of authorized but un-issued and otherwise unreserved shares of Common Stock to satisfy all potential Investor conversion and exchange notices.

Right of Participation:
For as long as any Preferred Stock are outstanding, the Investors shall have a right of participation in any new fund raising undertaken by the Company in a percentage equal to the ratio of the principal value of the outstanding Preferred Stock to the amount raised in the new financing at the time of the new financing.

Additional Covenants:
The definitive agreements will contain provisions prohibiting the Company from issuing variable priced equity or variable priced equity linked securities. The definitive agreements will contain a no-net short provision.

The foregoing terms were approved by the Board of Directors of the Company and the Majority Stockholder, and each of the Board of Directors of the Company and the Majority Stockholder affirmatively authorized and empowered each of the officers of the Company to make such changes and take such further actions as they deemed necessary, proper, convenient or desirable in order to effectuate the Private Placement.

Effective Date

Under applicable federal securities laws, the Majority’s Stockholder’s authorization of the issuance of greater than 19.99% of the shares of Common Stock outstanding immediately prior to the Private Placement at below market price cannot be effective until at least 20 calendar days after the Definitive Information Statement is distributed to the Company’s stockholders. However, the issuance of the Preferred Stock occurred after the filing of the Certificate of Designation of Preferences, Rights and Limitations of the Series B 7% Convertible Preferred Stock, which sets forth the terms of the Preferred Stock, with the Secretary of State of Florida.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: New Dragon Asia Corp. Suite 2808, International Chamber of Commerce Tower Fuhua Three Road Shenzhen, PRC 518048, Attn: Peter Mak, or by contacting the Company via telephone at (86 755) 8831-2115. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company’s reports, proxy and information statements and other information regarding the Company may be obtained free of charge.

By Order of the Board of Directors

January      , 2006

APPENDIX A

MINUTES OF A MEETING
OF THE BOARD OF DIRECTORS
OF NEW DRAGON ASIA CORP.

December 2, 2005

A meeting (the “Meeting”) of the Board of Directors (the “Board”) of New Dragon Asia Corp., a Florida corporation (the “Corporation”), was held on December 2, 2005 at 8:00 PM (New York Time). In attendance were the following members of the Board: Heng Jing Lu, Li Xia Wang, Ling Wang, Zhi Yong Jiang, De Lin Yang, Qi Xue, Feng Ju Chen. Also in attendance was Peter Mak, Chief Financial Officer of the Corporation. Matthew A. Kepke, Esq. and Lili Taheri attended from Loeb & Loeb, LLP, the Corporation’s legal counsel.

Mr. Mak acted as Chairman and Secretary of the Meeting. There being a majority of the Directors of the Board present in person at the Meeting, the Chairman declared that there was a quorum and the Meeting could commence.

Mr. Mak presented the terms of a proposed sale of convertible preferred stock and warrants to purchase shares of common stock of the Corporation for up to $10 million (the “Private Placement”). He informed the board that the terms permit New Dragon Asia Food Ltd. (“ND Food”) to register up to 3,000,000 shares of the Corporation’s Class A Common Stock (“Common Stock”) of the Corporation on a registration statement to be filed in connection with the proposed transaction.

Ms. Wang requested clarification from Mr. Mak as to the number of shares of Preferred Stock and amount agreed to be paid as a dividend to holders of such Preferred Stock.

Mr. Mak also stated that should the board approve the proposed transaction, the matters will be submitted to the holders of the Common Stock for their consideration and, if they deem appropriate, their approval. Mr. Mak stated that ND Food holds a majority of the issued an outstanding Common Stock. As a result of an oral understanding with Ling Wang who is the holder of record, holding on behalf of Chairman Lu of 100% of the equity interests of Long Feng Food Overseas Ltd. ("Long Feng"), which in turn owns 100% of the equity interests of New Dragon Pacific Holding Ltd., which in turn holds 100% of the equity interests of New Dragon Asia Food Ltd. In addition, by virtue of his understanding with Ms. Wang, Chairman Lu has sole voting and dispositive control over the shares of Long Feng, which results in his possessing sole voting and dispositive control of the shares held by New Dragon Asia Food Ltd., and Chairman Lu may thereby be deemed to beneficially own and has the power to vote or direct the vote of an aggregate of 34,823,954 shares of Common Stock, representing approximately 73.8% of the total issued and outstanding shares of Common Stock.

Because of his relationship to the proposed transaction, Chairman Lu agreed to abstain from voting for or against all of the presented resolutions.

After brief discussion, upon motion duly made, seconded and carried vote of by all of the directors present, except Chairman Lu, it was:

RESOLVED, that, the proposed Certificate of Designation (the “Certificate of Designation”) designating the Series B 7% Convertible Preferred Stock the (“Preferred Stock”) in substantially the form attached hereto as Exhibit A, is hereby authorized and approved; be it further

RESOLVED, that each of the Chief Executive Officer and the Chief Financial Officer, or such other person they may designate to act on their behalf, are hereby authorized and empowered, in all respects, on behalf of the Company, to execute and deliver such certificates representing the shares of the Preferred Stock as they deem advisable and appropriate in connection with the Private Placement; be it further

RESOLVED, that, the Private Placement Term Sheet, in substantially the form attached hereto as Exhibit B (the “Term Sheet”), is hereby approved and ratified in all respects; be it further

RESOLVED, that, because the Private Placement could result in the issuance of greater than 19.999% of the outstanding shares of the Company’s Common Stock at below market price, the Term Sheet shall be submitted to the holders of the Common Stock for their consideration and approval as required by applicable guidelines; be it further

RESOLVED, that, the proper officers of the Company be, and each of them hereby is, authorized and empowered to consummate the Private Placement described in the Term Sheet on behalf of the Company, together with such additions, deletions or changes thereto as any of such officers may in their discretion approve after consultation with legal counsel, the approval of such officers to be evidenced by their execution thereof; be it further

RESOLVED, that the execution, delivery and performance by the Company of each of the agreements, instruments, certificates and documents described on Schedule A hereto (collectively, the “Transaction Agreements” and each, a “Transaction Agreement”) heretofore reviewed by the directors of the Company, is hereby authorized and approved and that any officer of the Company be, and each of them hereby is, authorized and directed to execute and deliver each Transaction Agreement, with such changes as the officer executing the same shall approve, his or her execution and delivery thereof to be conclusive evidence of such approval; be it further

RESOLVED, that the execution, delivery and performance by the Company of any and all agreements, instruments, certificates and documents to be entered into in connection with the Transaction Agreements, is hereby authorized and approved, and that any officer of the Company be, and each of them hereby is, authorized and directed to execute and deliver each Transaction Agreement with such changes as the officer executing the same shall approve, his or her execution and delivery thereof to be conclusive evidence of such approval; be it further

RESOLVED, that the Board hereby approves the issuance of up to 10,000 shares of the Preferred Stock in the Private Placement; be it further

RESOLVED, that, the Preferred Stock to be offered and sold in the Private Placement be qualified or registered in various states to the extent required by the laws thereof or pursuant to exemptions from such qualification or registration; and the appropriate officers of the Company be, and each of them hereby is, authorized, empowered and directed to perform on behalf of the Company any and all such acts as necessary or advisable in order to comply with the applicable laws of any such state, and in connection therewith to execute and file all requisite documents, including, without limitation, applications, reports, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the actions so taken; be it further

RESOLVED, that, all actions heretofore taken and all documentation heretofore executed and delivered by any of the officers, in furtherance of the foregoing, are hereby ratified, adopted, authorized, approved and confirmed in all respects in accordance with the respective terms and provisions thereof; and be it further

RESOLVED, that the Board hereby approves the issuance of Warrants to the Purchasers for the number of shares of Common Stock issuable upon exercise of the Warrant Shares; be it further

RESOLVED, that the execution, delivery and performance by the Company of the Agency Agreement heretofore reviewed by the directors of the Company, is hereby ratified in all respects and that any officer of the Company be, and each of them hereby is, authorized and directed to deliver the Agency Agreement, with any changes as the officers shall approve, his or her delivery thereof to be conclusive evidence of such approval; be it further

RESOLVED, that the Board hereby approves the payment of fees to TN equal to 6% of the gross amount of the funds received by the Company in connection with the Private Placement; be it further

RESOLVED, that the Board hereby authorizes the issuance of warrants (“TN Warrants”) to purchase shares of Common Stock (the “TN Shares”) in an amount specified and otherwise in accordance with the Agency Agreement; be it further

RESOLVED, that the Board hereby reserves a number of shares of Common Stock to be issued as Conversion Shares, Warrant Shares and TN Shares and such additional shares as may become issuable upon conversion of the Preferred Stock, exercise of the Warrants and exercise of TN Warrants by virtue of the antidilution and price adjustment provisions of such securities; be it further

RESOLVED, that, in connection with the forgoing, the officers of the Company be, and each of them hereby is, authorized, empowered and directed to prepare and file with the American Stock Exchange an additional listing application with respect to the Preferred Stock and the Warrant Shares; be it further

RESOLVED, that the Board hereby approves the registration of the Underlying Shares (as defined in the Securities Purchase Agreement listed on Schedule A), the Warrant Shares, the shares of Common Stock underlying the TN Shares, and 3 million shares of Common Stock held by ND Food on a Registration Statement on Form S-3 (or such other successor or applicable form) to be filed by the Company with the Securities and Exchange Commission; and be it further

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed take any and all such actions as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

Thereafter, there being no further matters to discuss, the Meeting was adjourned.

/s/ Peter Mak
Peter Mak, Secretary Pro Tem

EXHIBITS AND SCHEDULES TO APPENDIX A

[ intentionally omitted ]

APPENDIX B

WRITTEN CONSENT
OF THE HOLDER OF A MAJORITY OF
THE OUTSTANDING SHARES OF COMMON STOCK
OF NEW DRAGON ASIA CORP.

The undersigned, being the holder of a majority of the outstanding shares of the common stock (collectively, the “Shareholder”) of New Dragon Asia Corp., a Florida corporation (the “Company”), does hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, subject to the terms and conditions set forth in a Securities Purchase Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, the Company desires to issue and sell securities of the Company (the “Transaction”) as more fully described in the term sheet substantially in the form attached hereto as Exhibit A (the “Term Sheet”);

WHEREAS, because the Transaction could result in the issuance of greater than 19.999% of the outstanding shares of the Company’s Class A Common Stock, par value $.0001 per share (the “Common Stock”) at below market price the Term Sheet is being submitted to the holders of the Common Stock for consideration and approval as required by applicable guidelines;

WHEREAS, the Board of Directors of the Company, having considered the Transaction, deems it advisable and in the best interests of the Company and the shareholders of the Company that the Shareholder approves the terms of the Transaction; and

WHEREAS, the Board of Directors of the Company have presented the Term Sheet to the undersigned for their review and consent;

NOW, THEREFORE, BE IT

RESOLVED, that, the undersigned hereby approve the Transaction as described in the Term Sheet, substantially in the form attached hereto as Exhibit A, with such changes therein and additions as the officers of the Company executing the effective transaction documents (the “Transaction Documents”) may approve, such approval to be conclusively evidenced by the execution and delivery thereof; and be it further

RESOLVED, that the undersigned hereby authorizes the payment of fees to the placement agent in connection with the Transaction of up to 6% of the gross amount of the funds received by the Company in connection with the Transaction and the issuance of warrants to purchase shares of Common Stock up to 6% of the shares of common stock issued to the investors under the Transaction at an exercise price equal to 115% of the Closing Price; be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and to fully effectuate the purposes and intents thereof, and that all actions taken by the officers of the Company to date, in connection with the foregoing resolutions or otherwise, are hereby in all respects confirmed, ratified and approved.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the 14h day of December, 2005.

New Dragon Asia Food Ltd.

By:	/s/ Heng Jing Lu
Name:	Heng Jing Lu
Title:	Director

EXHIBIT A TO APPENDIX B

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